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                                                                     EXHIBIT 11

                         EAGLE RIVER INTERACTIVE, INC.
    COMPUTATION OF NET INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
                                  (UNAUDITED)


                                                                THREE                    SIX
                                                             MONTHS ENDED            MONTHS ENDED
                                                               JUNE 30,                JUNE 30,
                                                                 1996                    1996
                                                              ----------            -------------
Net Loss  .................................................   $ (168,000)           $   (164,000)
                                                              ----------            ------------
Shares used in computation
  Common Stock shares outstanding (weighted
    average) ..............................................   12,022,448              10,128,212
                                                              ----------            ------------
Net loss per common and equivalent share ..................   $    (0.01)           $      (0.02)
                                                              ==========            ============






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